CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated December 20, 2000 included in this Proxy Statement and to the incorporation by reference in this Proxy Statement of our report dated December 20, 2000 included in Anacomp, Inc.'s Form 10-K for the year ended September 30, 2000. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 2000 or performed any audit procedures subsequent to the date of our report.





/s/ Arthur Andersen LLP


San Diego, California
May 4, 2001